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                                                                   Exhibit 20.1
                                                                   Page 1 of 6

               MONTHLY SERVICER AND SETTLEMENT CERTIFICATE #49

                            DEALER NOTE MASTER TRUST


                              CLASS A, DEALER NOTE
                           ASSET BACKED CERTIFICATES
                                 SERIES 1995-1


Under the Series 1995-1 Supplement dated as of June 8, 1995 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (as amended and supplemented, the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payments to Series 1995-1 Certificateholders as well as the performance of the Master Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of September 27, 1999, the Transfer Date of September 24, 1999 and with respect to the performance of the Master Trust during the Due Period ended on August 31, 1999 and the Distribution Period ended September 25, 1999 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement .

1.    NFC is Servicer under the Agreement.

2.    The undersigned is a Servicing Officer

3.    Master Trust Information:

      3.1   The amount of the Advance, if any, for the Due            339,907.80
            Period

      3.2   The amount of NITC Finance Charges for the Due          3,621,186.34
            Period

      3.3   The average daily balance of Dealer Notes             949,358,201.79
            outstanding during the Due Period

      3.4   The total amount of Advance Reimbursements for                  0.00
            the Due Period

      3.5   The aggregate principal amount of Dealer Notes        324,636,261.63
            repaid during the Due Period.

      3.6   The aggregate principal amount of Dealer Notes        317,453,659.70
            purchased by the Master Trust during the Due
            Period.

      3.7   The amount of the Servicing Fee for the Due               801,158.40
            Period.

      3.8   The average daily Master Trust Seller's               349,358,201.79
            Interest during the Due Period.

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                                                                   Exhibit 20.1
                                                                   Page 2 of 6

      3.9   The Master Trust Seller's Interest as of the          361,390,076.84
            Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement).

      3.10  The aggregate amount of Collections for the           332,624,741.64
            Due Period.

      3.11  The aggregate amount of Finance Charge                  7,988,480.01
            Collections for the Due Period.

      3.12  The aggregate amount of Principal Collections         324,636,261.63
            for the Due Period.

      3.13  The amount of Dealer Note Losses for the Due                    0.00
            Period.

      3.14  The aggregate amount of Dealer Notes as of the        961,390,076.84
            last day of the Due Period.

      3.15  The aggregate amount of funds on deposit in                     0.00
            the Excess Funding Account as of the end of the last day of the Due Period (after giving effect to the transactions set forth in
            Article IV of the Supplement and Article IV of the Agreement.

      3.16  Eligible Investments in the Excess Funding
            Account:

            a.  The aggregate amount of funds invested in                   0.00
                Eligible Investments.

            b.  Description of each Eligible Investment.                    0.00

            c.  The rate of interest applicable to each                    0.00%
                such Eligible Investment.

            d.  The rating of each such Eligible Investment                 0.00

      3.17  The aggregate amount of Dealer Notes issued to         13,332,944.78
            finance OEM Vehicles, as of the end of the Due
            Period.

      3.18 The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the Due
            Period.
            i)       Hoglund Bus Company
            ii)      Interstate Motor Trucks
            iii)     Prairie International
            iv)       KCR
            v)       Southwest International

      3.19  Aggregate amount of delinquent principal                       0.13%
            payments (past due greater than 30 days) as a percentage of the total principal amount outstanding, as of the end of the Due Period.

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                                                                   Exhibit 20.1
                                                                   Page 3 of 6


4.0   Series 1995-1 Information

      4.1   The Deficiency Amount as of the Transfer Date                   0.00
            (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.2a  The Maximum Subordinated Amount as of the              31,000,000.00
            Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.2b  The Available Subordinated Amount as of the            31,000,000.00
            Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement)

      4.3   The Projected Spread for the following                  2,500,000.00
            Distribution Period.

      4.4   The amount on deposit in the Spread Account as          2,500,000.40
            of the Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.5   The aggregate amount on deposit in the                          0.00
            Liquidity Reserve Account as of the Transfer
            Date (after giving effect to the transactions set forth in Article IV of the Supplement.

      4.6   The aggregate amount on deposit in the                          0.00
            Negative Carry Reserve Fund as of the Transfer
            Date (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.7   The Invested Amount as of the Distribution            200,000,000.00
            Date (after giving effect to the transactions set forth in Article IV of the Supplement and to the payments made on the Distribution Date).

      4.8   The amount of Series Allocable Dealer Notes                     0.00
            Losses for the Due Period.

      4.9   The amount of Series Allocable Finance Charge           2,708,094.72
            Collections for the Due Period.

      4.10  The amount of Series Allocable Principal              110,051,692.69
            Collections for the Due Period.

      4.11  The amount of Series Principal Account Losses                   0.00
            for the Due Period.

      4.12  The amount of Investor Dealer Note Losses for                   0.00
            the Due Period.

      4.13  The amount of Investor Finance Charge                   1,661,957.73
            Collections for the Due Period.

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                                                                   Exhibit 20.1
                                                                   Page 4 of 6


      4.14  The amount of Investor Principal Collections           67,538,723.81
            for the Due Period.

      4.15  The amount of Available Certificateholder's             1,676,794.16
            Interest Collections for the Due Period.

      4.16  The amount of Series 1995-1 Shared Principal           67,538,723.81
            Collections for the Due Period.

      4.17  The aggregate amount of the Series 1995-1                       0.00
            Principal Shortfall, if any, for the Due
            Period.

      4.18  The Seller's Percentage for the Due Period.                   38.63%

      4.19  The Excess Seller's Percentage for the Due                    27.28%
            Period.

      4.20  The aggregate amount of Seller's Principal             42,512,968.89
            Collections for the Due Period.

      4.21  The amount of Available Seller's Finance                  388,611.59
            Charge Collections for the Due Period.

      4.22  The aggregate amount of Available Seller's             12,490,867.12
            Principal Collections for the Due Period.

      4.23  The aggregate amount of Excess Seller's                30,022,101.77
            Principal Collections for the Due Period

      4.24  The Controlled Amortization Amount, if                          0.00
            applicable, for the Due Period.

      4.25  The Minimum Series 1995-1 Master Trust                 42,987,953.13
            Seller's Interest as of the Distribution Date
            (after giving effect to the transactions set forth in Article IV of the Supplement).

      4.26  The Series 1995-1 Allocation Percentage for                   33.90%
            the Due Period.

      4.27  The Floating Allocation Percentage for the Due                61.37%
            Period.

      4.28  The Principal Allocation Percentage, if                        0.00%
            applicable, for the Due Period.

      4.29  The total amount to be distributed on the               1,201,077.94
            Series 1995-1 Certificates on the Distribution
            Date.

      4.30  The total amount, if any, to be distributed on                  0.00
            the Series 1995-1 Certificates on the
            Distribution Date allocable to the Invested
            Amount.


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                                                                   Exhibit 20.1
                                                                   Page 5 of 6


      4.31  The total amount, if any, to be distributed on          1,034,401.50
            the Series 1995-1 Certificates on the
            Distribution Date allocable to interest on the Series 1995-1 Certificates.

      4.32  The Draw Amount as of the Transfer Date.                        0.00

      4.33  The amount of Investor Charge-Offs as of the                    0.00
            Transfer Date.

      4.34  The amount of reimbursement of Investor                         0.00
            Charge-Offs as of the Transfer Date.

      4.35  The amount of the Investor Servicing Fee to be            166,676.44
            paid on such Distribution Date.

      4.36  The aggregate amount of funds on deposit in                     0.00
            the Negative Carry Reserve Account as of the end of the last day of the Due Period (after giving effect to the payments and adjustments made pursuant to Article IV of the Supplement and of the Agreement).

      4.37  The aggregate amount of funds on deposit in                     0.00
            the Series Principal Account as of the end of the last day of the Due Period (after giving effect to the payments and adjustments made pursuant to Article IV of the Supplement and of the Agreement).

      4.38  The aggregate amount of funds on deposit in             2,500,000.40
            the Spread Account as of the end of the last day of the Due Period (after giving effect to payments and adjustments made pursuant to
            Article IV of the Supplement and the
            Agreement).

      4.39  Eligible Investments in the Series Principal
            Account:

            a.  The aggregate amount of funds invested in                   0.00
                Eligible Investments.

            b.  Description of each Eligible Investment:                      NA

            c.  The rate of interest applicable to each                 _______%
                such Eligible Investment.

            d.  The rating of each such Eligible                              NA
            Investment.

      4.4   Eligible Investments in the Liquidity Reserve
            Account:

            a.  The aggregate amount of funds invested in                   0.00
                Eligible Investments.

            b.  Description of each Eligible Investment:                      NA


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                                                                   Exhibit 20.1
                                                                   Page 6 of 6


            c.  The rate of interest applicable to each                 _______%
                such Eligible Investment.

            d.  The rating of each such Eligible                              NA
            Investment.

      4.41  The amount of Excess Interest Collections for             475,716.22
            the Due Period.

      4.42  The amount of Investor Principal Collections           67,538,723.81
            treated as Shared Principal Collections for the Due Period.

      4.43  The amount of Excess Interest Collections for                   0.00
            the Due Period allocated to other Series.

      4.44  The amount of Investor Principal Collections                    0.00
            treated as Shared Principal Collections for the Due Period allocated to Other Series.

      4.45  The percentages and all other information                         NA
            calculated pursuant to Sections 6.01 and 7.01 of the Supplement.

      4.46  The amount of Remaining Available Seller's                      0.00
            Principal Collections for the Due Period.

      4.47  The amount of Series 1995-1 Shared Seller's            42,512,968.89
            Principal Collections for the Due Period.

      4.48  The aggregate amount of Shared Seller's                         0.00
            Principal Collections from Other Series for the Due Period.

      4.49  The amount of all Shared Seller's Principal                     0.00
            Collections allocated to Series 1995-1 for the Due Period.

      4.50  The aggregate amount of all Shared Seller's                     0.00
            Principal Collections allocated to Other
            Series for the Due Period.

      4.51  The aggregate amount of all Early Distribution                  0.00
            Amounts paid or deemed paid for the
            Distribution Period.


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of September, 1999.


                                   NAVISTAR FINANCIAL CORPORATION,
                                   As Servicer


                                   By:  R. Wayne Cain
                                   Vice President & Treasurer